Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

SusGlobal Energy Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1) (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Common Stock to be sold by Selling Stockholders (8)	457(c)			$87,979.38	$92.70 per $1,000,000	$9
	Equity	Common Stock Issuable Upon Conversion of Convertible Notes by Selling Stockholders (8)	457(c)			$2,432,004.30	$92.70 per $1,000,000	$226

Fees		Units, each consisting of one share of Common Stock, par value $0.00001, per share and one Warrants each to purchase one share of Common Stock(1)			$92.70
Previously					per
Paid					$1,000,
					000

	Equity		457(o)	$13,800,0		$1,279
				00

		Common Stock included as part of the Units (3)(4)

	Equity		457(i)	-		-

		Warrants to purchase Common Stock included as part of the Units (4)(5)(6)(7)

	Equity		(4) (6)	-		-

		Common Stock issuable upon exercise of the Warrants (3)(7)			$92.70
					per
					$1,000,
					000

				$16,560,0
	Equity		457(o)	00		$1,535

		Representative's Warrants(6)
	Equity		457(g)	-		-
		Common Stock issuable upon exercise of Representative's Warrants (4)(9)

	Equity		457(g)	$864,000		$81

		Common Stock to be sold by Selling Stockholders (8)
					$92.70
	Equity		457(c)	$87,979.3	per	$9
				8	$1,000,
					000
		Common Stock Issuable Upon Conversion of Convertible Notes by Selling Stockholders (8)

					$92.70

				$2,432,00	per
	Equity		457(c)	4.30	$1,000,	$226
					000

Carry Forward Securities
Carry Forward Securities	X
	Total Offering Amounts			$33,743,9 84	$3,130
	Total Fees Previously Paid				$3,130
	Total Fee Offsets
	Net Fee Due				$0

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Includes Common Stock to cover the exercise of the over-allotment option granted to the underwriter.

(3) Pursuant to Rule 416 of the Securities Act, the shares of common stock registered hereby also includes an indeterminable number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(4) No fee required pursuant to Rule 457(i) under the Securities Act.

(5) Includes Common Stock which may be issued upon exercise of additional warrants which may be issued upon exercise of the over granted to the underwriter.

(6) In accordance with Rule 457(g) under the Securities Act, because the Common Stock underlying the Warrants are registered he registration fee is required with respect to the Warrants registered hereby.

(7) The warrants are exercisable at a per share price of 120% of the price per Unit in this offering.

(8) In accordance with Rule 457(c) under the Securities Act, the aggregate offering price for the shares to be sold by the Selling Stockholders is calculated based on the $0.52525 average of the high and low prices reported on the OTCQB for May 12, 2022.

For the Common Stock it is 167,500 * $0.52525 = $87,979.38

For the Common Stock Issuable Upon Conversion of Convertible Notes it is 4,633,992 (on a pre Reverse Split basis) * $0.52525 = $2,432,004.30

(9) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants, or the Representative's Warrants, are exercisable at a per share exercise price equal to 120% of the public offering price. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative's Warrants is equal to 120% of $720,000 (which is equal to 6% of $12,000,000).